EXHIBIT 99.1

AEGISON CORPORATION

Independent Auditor’s Reports,
and Consolidated Financial Statements

For the Six Months Ended June 30, 2006 and 2005 (Unaudited) and Years Ended
December 31, 2005 and 2004

Aegison Corporation
For the Six Months Ended June 30, 2006 and 2005 (Unaudited) and the Years Ended December 31, 2005
and 2004

Table of Contents

Page(s)

To the Board of Directors and Stockholders
of RAE Systems, Inc.

INDEPENDENT AUDITOR’S REPORT

We have audited the accompanying consolidated balance sheets of Aegison Corporation (the Company) and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of the Company and subsidiary as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Macias Gini & O’Connell, LLP

Walnut Creek, California
February 23, 2007

Aegison Corporation
Consolidated Balance Sheets

	As of June 30,	As of December 31,
	2006	2005	2004
	(unaudited)
	(Note 1)
ASSETS
Current assets:
Cash and cash equivalents (Note 2)	$22,000	$38,000	$308,000
Accounts receivable, net of allowance (Note 3)	27,000	262,000	67,000
Inventories	47,000	98,000	154,000
Prepaid expenses	1,000	1,000	7,000
Interest receivable from employees	—	9,000	3,000
Deferred tax assets (Note 5)	—	—	—
Security deposit (Note 11)	4,000	4,000	5,000

Total current assets	101,000	412,000	544,000

Property and equipment, net of
accumulated depreciation (Note 4)	39,000	44,000	35,000
Other assets:
Investment in subsidiary (Note 10)	—	—	—
Intangible assets, net of accumulated amortization (Note 5)	6,000	6,000	7,000
Other long term assets	—	—	—

Total other assets	6,000	6,000	7,000

Total assets	$146,000	$462,000	$586,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$65,000	$204,000	$60,000
Accrued payroll related expense	22,000	12,000	37,000
Sales tax payable	2,000	15,000	2,000
Accrued vacation and other expenses	97,000	37,000	30,000
Notes payable (Note 12)	470,000	370,000	—

Total current liabilities	656,000	638,000	129,000

Long-term liabilities:
Deferred tax liabilities (Note 5)
Stockholders’ equity:
Common stock (Note 7)
12,500,000 shares authorized, 7,550,832 outstanding at June 30, 2006	8,000	—	—
12,500,000 shares authorized, 7,550,832 outstanding at December 31, 2005	—	8,000	—
12,500,000 shares authorized, 7,545,832 outstanding at December 31, 2004	—	—	8,000
Convertible Preferred Stock (Note 8)
Series A, 1,250,000 authorized and outstanding at June 30, 2006, December 31, 2005 and 2004, respectively	1,000	1,000	1,000
Series B, 1,250,000 authorized and outstanding at June 30, 2006, December 31, 2005 and 2004, respectively	1,000	1,000	1,000
Employee notes receivable for Common Stock (Note 7)	(86,000)	(86,000)	(86,000)
Additional paid-in capital	1,588,000	1,588,000	1,588,000
Accumulated deficits	(2,022,000)	(1,688,000)	(1,055,000)
Cumulative translation adjustment	—	—	—

Total stockholders’ equity	(510,000)	(176,000)	457,000

Total liabilities & stockholders’ equity	$146,000	$462,000	$586,000

The accompanying notes are an integral part of these financial statements

Aegison Corporation
Consolidated Statements of Operations

	For the Six Months Ended		For the Years Ended
	June 30,	June 30,	December 31,
	2006	2005	2005	2004
	(unaudited)	(unaudited)
Revenue	$214,000	$397,000	$957,000	$590,000
Cost of goods sold	93,000	159,000	435,000	303,000

Gross profit	121,000	238,000	522,000	287,000

Operating Expense:
Research and development expense	88,000	153,000	323,000	190,000
Sales and marketing expense	116,000	69,000	264,000	152,000
General and administrative expense	251,000	252,000	570,000	614,000

Total operating expenses	455,000	474,000	1,157,000	956,000

Loss from operations	(334,000)	(236,000)	(635,000)	(669,000)
Other income (expense)	—	2,000	2,000	—

Net Loss	$(334,000)	$(234,000)	$(633,000)	$(669,000)

Earning per share: (Note 1)
Basic	$(0.04)	$(0.04)	$(0.08)	$(0.09)
Diluted	(0.03)	(0.03)	(0.06)	(0.07)
Fully Diluted	(0.03)	(0.03)	(0.04)	(0.05)

The accompanying notes are an integral part of these financial statements

Aegison Corporation
Consolidated Statements of Stockholders’ Equity
Six Months Ended June 30, 2006 (Unaudited) and
Years Ended December 31, 2005 and 2004

					Employees
					Note
			Convertible		Receivable	Additional		Accumulated	Total
	Common Stock		Preferred Stock		For Common	paid-in	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Stock	capital	Deficits	Loss	Equity
Balance at December 31, 2003	7,545,832	$8,000	2,062,500	$2,000	$(86,000)	$1,238,000	$(386,000)	$-	$776,000
Issuance of series B preferred stock, par value	—	—	437,500	—	—	—	—	—	—
Additional paid-in capital, proceeds in excess of par value	—	—	—	—	—	350,000	—	—	350,000
Net loss	—	—	—	—	—	—	(669,000)	—	(669,000)

Other comprehensive loss:
Translation adjustment	—	—	—	—	—	—	—	—	—

Balance at December 31, 2004	7,545,832	$8,000	2,500,000	$2,000	$(86,000)	$1,588,000	$(1,055,000)	$-	$457,000

Issuance of common stock, par value	5,000	$—	—	$—	$—	$—	$—	$—	$—
Additional paid-in capital, proceeds in excess of par value	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	(633,000)	—	(633,000)

Other comprehensive loss:
Translation adjustment	—	—	—	—	—	—	—	—	—

Balance at December 31, 2005	7,550,832	$8,000	2,500,000	$2,000	$(86,000)	$1,588,000	$(1,688,000)	$--	$(176,000)

Issuance of common stock, par value (unaudited)	—	$—	—	$—	$—	$—	$—	$—	$—
Additional paid-in capital, proceeds in excess of par value (unaudited)	—	—	—	—	—	—	—	—	—
Net loss (unaudited)	—	—	—	—	—	—	(334,000)	—	(334,000)

Other comprehensive loss (unaudited):
Translation adjustment (unaudited)	—	—	—	—	—	—	—	—	—

Balance at June 30, 2006 (unaudited)	7,550,832	$8,000	2,500,000	$2,000	$(86,000)	$1,588,000	$(2,022,000)	$-	$(510,000)

The accompanying notes are an integral part of these financial statements

Aegison Corporation
Consolidated Statements of Cash Flows

	For the Six Months Ended		For the Years Ended
	June 30,	June 30,	December 31,
	2006	2005	2005	2004
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(334,000)	$(234,000)	$(633,000)	$(669,000)
Adjustments to reconcile operating loss to cash
used for operating activities:
Depreciation	7,000	5,000	12,000	9,000
Amortization	—	—	1,000	—
Translation gain (loss)	—	—	1,000	—
Net change in current assets and liabilities:	212,000	(49,000)	—	(41,000)

Cash used for operating activities	(115,000)	(278,000)	(619,000)	(701,000)

Cash flows from investing activities:
Purchases of property, and equipment	(1,000)	(11,000)	(21,000)	(11,000)

Cash used for investing activities	(1,000)	(11,000)	(21,000)	(11,000)

Cash flows from financing activities:
Proceeds from notes received	100,000	170,000	370,000	—
Proceeds from issuance of preferred stock	—	—	—	350,000

Cash provided by financing activities	100,000	170,000	370,000	350,000

Net change in cash and cash equivalents	(16,000)	(119,000)	(270,000)	(362,000)
Cash and cash equivalents at beginning of year	38,000	308,000	308,000	670,000

Cash and cash equivalents at end of year	$22,000	$189,000	$38,000	$308,000

The accompanying notes are an integral part of these financial statements

Aegison Corporation
Notes to Consolidated Financial Statements
For the Six Months Ended June 30, 2006 and 2005 (Unaudited) and
for the years ended December 31, 2005 and 2004

Note 1 — Summary of Significant Accounting Policies

Reporting Entity
Aegison Corporation (the “Company”) was incorporated in 2002 in the State of Delaware. The Company manufactures and markets proprietary IP protocol based digital mobile, stationary digital video surveillance systems and proprietary wireless transmission systems for, archival and data mining of digital video data. These systems enable users to easily and inexpensively extend their security systems into the world of broadband and wireless network. The company’s principal location is in Santa Clara, California.

In the process of developing and marketing its products, the Company incurred losses from operations during the six months ended June 30, 2006, and the years ended December 31, 2005 and 2004. During 2004, the Company received approximately $350,000 from an additional issuance of Series B Preferred Stock. In order to meet its business objectives, the Company will continue to require new capital in the future. However, there is no assurance that the Company will be successful in raising additional capital. Such inability could have an adverse effect on the Company’s financial position and results of operations.

Accounting Methods
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a consistent basis to fairly present the financial position, results of operations, and changes in cash flows of the Company.

Principles of Consolidation
The consolidated financial statements include the accounts of Aegison Corporation and its controlled subsidiary, which is significantly owned by Aegison. Investment in business entities in which Aegison does not have control, but has ability to exercise significant influence over operating and financial policies (generally 20-50 percent ownership), are accounted for by the equity method.

Unaudited Interim Financial Information

The accompanying unaudited interim consolidated balance sheet as of June 30, 2006, the consolidated statements of operations for the six months ended June 30, 2006 and 2005, the consolidated statements of cash flows for the six months ended June 30, 2006 and 2005, and the consolidated statement of stockholders’ equity for the six months ended June 30, 2006 are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America.

In the opinion of the management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for the fair presentation of the Company’s consolidated statement of financial position at June 30, 2006, its results of operations and its cash flows for the six months ended June 30, 2006 and 2005. The results of operations for the six months ended June 30, 2006 are not necessarily indicative of the results to be expected for the year ending December 31, 2006.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and the accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions that the company may undertake in the future, actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of money market deposit accounts and mutual fund that are stated at cost, which approximates their fair market values.

Inventories
Inventories are stated at the lower of cost or market with cost being determined on the first-in first-out (FIFO) method.

Property and Equipment
Property and equipment are stated at cost and depreciated over their estimated useful lives, ranging from three to seven years, using the straight-line method for financial purposes and accelerated methods for income tax purposes. Gains and losses upon asset disposal are taken into income in the year of disposition.

Revenue Recognition
Revenue on hardware sales is recognized upon shipment to the customer while revenue on licenses of software is recognized upon shipment to the customer after execution of a non-exclusive software license. Revenue associated with rendering services is recognized upon completion and billing of the services rendered.

Earnings Per Share
Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding. Diluted earnings per share are computed on the basis of the weighted average number of common shares outstanding plus the effect of outstanding preferred shares using the “if-converted” method, assuming net-share settlement of common stock structured repurchases, and outstanding stock options using the “treasury stock” method. Fully diluted earnings per share are computed on the basis of the weighted average number of common shares outstanding, plus the effect of outstanding preferred shares using the “if-converted” method, assuming net-share settlement of common stock structured repurchases, plus all outstanding options and warrants assuming they are exercised.

Stock-Based Compensation
Effective January 1, 2006, the Company adopted SFAS No. 123 R, Share-Based Payment, using the modified prospective method. Under this method, previously reported amounts are not restated. SFAS No. 123 R requires the measurement of compensation expense for all stock awards granted to employees and non-employee directors at fair value on the date of grant and recognition of compensation expense over the related service periods for awards expected to vest. Under the modified prospective method, the Company recognizes compensation expense for all stock awards granted after December 31, 2005, and for awards granted prior to January 1, 2006 that remained unvested as of that date or which may be subsequently modified. There were no options granted or modified during the six month period ended June 30, 2006.

Prior to January 1, 2006, for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board (APB) Opinion No. 25, ”Accounting for Stock Issued to Employees” and complies with the disclosure provisions of Statement of Financial Accounting standard (FASB) No. 123, “Accounting for Stock-Based compensation.” Under APBO Opinion No. 25, compensation cost is recognized based on intrinsic value which is prescribed as the difference, if any, between the quoted market price of the Company’s stock on the date of grant and the amount an employee must pay to acquire the stock.

Pro Forma Information Related to Stock-Based Compensation—Pro forma information regarding net income (loss) is required by SFAS No. 148, Accounting for Stock-Based Compensation (“SFAS No. 148”), which also requires that the information be determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model.

There was no pro forma presentation for the years ended December 31, 2005 and 2004 since the estimated fair value of the Company’s employee stock options using a Black-Scholes option-pricing model were insignificant. The adoption of SFAS 123 R as of January 1, 2006 did not have a material impact to the Company’s Consolidated Financial Statements for the six months ended June 30, 2006.

Income Taxes
Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purpose and the amounts that are recognized for income tax purposes. In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes,” deferred taxes are measured by applying currently enacted tax laws.

Translation of Non-U.S. Currency Amounts
Assets and liabilities of non-U.S. subsidiaries that operate in a local currency environment are translated to U.S. dollars at year-end exchange rates. Income and expense items are translated at average rates of exchange prevailing during the year. Translation adjustments are recorded in accumulated gains and losses not affecting retained earnings within stockholders’ equity.

Note 2 – Cash and Cash Equivalents

Cash and cash equivalents consist of the following at June 30, 2006, December 31, 2005 and 2004:

	As of June 30,	As of December 31,
	2006	2005	2004
	(unaudited)
Cash — Silicon Valley Bank Checking	$17,000	$30,000	$300,000
Cash — China bank	5,000	8,000	8,000

Total	$22,000	$38,000	$308,000

Concentrations of Credit Risk
Present accounting standards require disclosure of concentrations of credit risk, including bank balances in excess of the Federal Deposit Insurance Corporation (FDIC) guarantee. At December 31, 2004, the Company had a bank balance of $303,000 with Silicon Valley Bank, in which $201,000 was in excess of the FDIC guarantee. At December 31, 2005, the Company had a bank balance of $45,000, in which none was in excess of the FDIC guarantee. At June 30, 2006, the Company had a bank balance of $17,000, in which none was in excess of the FDIC guarantee.

Note 3 – Allowance for Bad Debts

At June 30, 2006, December 31, 2005 and 2004, the Company has provided an allowance for bad debts of $16,000, $20,000 and $10,000, respectively. The balance or accounts receivable has been reduced for this allowance.

Note 4 – Property and Equipment

Summarized information regarding the Company’s property and equipment consist of the following major categories at June 30, 2006, December 31, 2005 and 2004:

	As of June 30,	As of December 31,
	2006	2005	2004
	(unaudited)
Office equipment	$5,000	$5,000	$5,000
Furniture and fixtures	12,000	12,000	12,000
Machinery and computer equipment	39,000	39,000	22,000
Leasehold improvement	3,000	2,000	3,000
Software	6,000	5,000	2,000
Equipment in China	4,000	4,000	3,000
Accumulated depreciation	(30,000)	(23,000)	(12,000)

Property and equipment, net	$39,000	$44,000	$35,000

During the six months ended June 30, 2006 and 2005, and years ended December 31, 2005 and 2004, depreciation expenses for property and equipment were $7,000, $5,000, $12,000 and $9,000, respectively.

Note 5 — Intangible assets

Intangible assets are patent costs that were incurred in connection with securing a patent, as well as attorneys’ fees and other unrecovered costs of a successful legal suit to protect the patent.

Summarized information regarding the Company’s intangible assets as of June 30, 2006, December 31, 2005 and 2004, were as follows:

	As of June 30,	As of December 31,
	2006	2005	2004
	(unaudited)
Intangible assets	$7,000	$7,000	$7,000
Accumulated amortization	(1,000)	(1,000)	—

Intangible assets, net of accumulated amortization	$6,000	$6,000	$7,000

Note 6 — Income Tax

Due to the Company’s (i) net operating losses since inception and (ii) present inability to recognize the potential benefits of its net operating loss and tax credit carryforwards, as described below, no provision or benefit for income taxes has been recorded during any of periods presented in the accompanying financial statements.

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Note 6 – Income Tax (Continued)

The components of net deferred income tax assets not recorded are as follows:

	As of December 31,
	2005	2004
Deferred income tax assets
Net operating loss and credit carry forwards	$359,000	$227,000

Gross deferred tax assets	359,000	227,000
Valuation allowance	(356,000)	(223,000)

	3,000	4,000

Deferred income tax liabilities
Depreciation	3,000	4,000

Gross deferred tax liabilities	3,000	4,000

Net deferred tax asset	$—	$—

As of December 31, 2005, the Company’s federal and state net operating loss carry forwards for income tax purpose were approximately $1,510,000 and $1,503,000, respectively. If not utilized, the federal net operating loss carry forwards will begin to expire in 2023, and the state net operating loss carry forwards will begin to expire in 2013. The Company has a valuation allowance of $356,000 and $223,000 as of December 31, 2005 and 2004, respectively, for deferred tax assets for which realization is remote.

Note 7 – Common Stock

In year 2003 the Company’s Board of Directors authorized common stock of 12,500,000 shares with a par value of $0.001. As of June 30, 2006, December 31, 2005 and 2004 the Company had 7,550,832, 7,550,832 and 7,545,832 outstanding common shares, respectively.

The Company has authorized the founders and certain employees to issue a note payable to the Company for the payment of shares granted and the exercise of stock options. These are recourse notes and are generally due 180 days from the date of issuance, accrue a 5% annual interest rate and are not collateralized. The Company has extended notes when due for successive 180 day terms. These notes receivable are reflected as contra accounts in Stockholders’ Equity on the financial statements.

Note 8 – Convertible Preferred Stock

The Company has authorized 2,500,000 shares of preferred stock, with par value of $0.001, of which 1,250,000 shares were designated as Series A Convertible Preferred Stock and 1,250,000 shares were designated as Series B Convertible Preferred Stock.

In April 2003, the Company issued 1,250,000 shares of Series A Preferred Stock at $0.40 per share for $500,000 to investors. In December 2003, the Company issued 812,500 shares of Series B Preferred Stock at $0.80 per share for $650,000 to new investors. In January 2004, the Company issued additional 437,500 shares of Series B Preferred Stock at $0.80 per share for $350,000 to an existing investor.

Holders of Series A and B Convertible Preferred Stocks have certain rights, preferences and restrictions with respect to conversion, liquidation and voting, listed as follows:

Conversion Rights
Each share is convertible to one share of common stock, subject to certain adjustments, at the option of the stockholder. Each share will automatically convert to one share of common stock (1) in the event of an underwritten public offering in which the public offering price equals or exceeds $5.00 per common share, adjusted to reflect subsequent stock dividends, stock splits or recapitalization, and the aggregate proceeds of at least $10,000,000. The Company has reserved the full number of shares of common stock deliverable upon the conversion of the Preferred Stock.

Liquidation Preference
In the event of any voluntary or involuntary liquidation, preferred stockholders are entitled to receive their initial purchase price per share prior to and in preference to any distribution to the holders of Common Stock by reason of their ownership thereof, in an amount equal to $0.40 and $0.80 per share of Series A and B Preferred Stock, respectively. In the event of any liquidation, subject to the payment in full of the liquidation preferences with respect to the preferred stockholders, all of the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each stockholders (assuming full conversion of all such Preferred Stock); however, the holders of Preferred Stock shall not be entitled to further participation in any distribution of the remaining assets of the Company following receipt by holders of Preferred Stock of aggregate distributions equal to two times their respective original purchase Price.

Voting Rights
The shares of preferred stock have voting rights equal to the number of shares of common stock on an as-if converted basis.

Note 9 – Stock Option Plan

During 2003, the Company adopted a 2003 Stock Option Plan (the “2003 plan”) for directors, officers, employees, and consultants, which provide nonqualified and incentive stock options and under which 3,200,000 shares of common stock are reserved for issuance. Stock options are granted at prices determined by the Board of Directors and generally may not be less than the estimated fair value of the related shares on the date of grant. Options granted under the 2003 plan are for a period not to exceed ten years, and are exercisable at various rates over a period of four years from the date of grant. The exercise price for the stock options granted ranged from $0.04 to $0.10 per share.

As of June 30, 2006, no shares were granted and exercised.

As of December 31, 2005, stock options to acquire 2,885,000 shares of common stock were granted of which 750,832 shares were exercised and 611,667 shares were forfeited upon employee terminations. The numbers of remaining shares available for future grants at December 31, 2005 are 926,667.

As of December 31, 2004, stock options to acquire 2,885,000 shares of common stock were granted of which 745,832 shares were exercised and 566,667 shares were forfeited upon employee terminations. The numbers of remaining shares available for future grants at December 31, 2004 are 881,667.

Note 10 – Related Party Transaction

In 2003, the Board of Directors authorized an investment of up to $100,000 to incorporate a 100% owned subsidiary in the People’s Republic of China, Tianjin Aegison Ltd. Co. (“Aegison China”), with 1,000,000 shares of authorized capital. During 2004, the Company authorized the transfer of intellectual property (“IP”) for a specific product to Aegison China as a capital contribution. The Company retained a royalty interest in any products sold in China produced as a result of the transferred IP with specific terms to be finalized during 2005. Also in 2004, Aegison China contributed the IP received from the Company to Tianjin SecuRay Technology Co., Ltd., (“SecuRay”), a Joint Venture in China with an agency of the Chinese Government, in exchange for 20% of the Equity of SecuRay and a retained royalty interest on products sold in China produced as a result of the transferred IP. SecuRay is engaged in the contract to manufacture of products for the Company and market the Company’s products in China under the Aegison brand name.

The IP transfer transactions were recorded according to SFAS 141 at the carrying value of the IP on the Company books. As the development costs have been previously expensed as incurred by the Company, the book value of the transferred assets was $0, and thus the cost of the investment was $0 at the transfer. The fair market value of the 20% equity interest in SecuRay, if recorded, was determined to be $315,000.

As the fair market value of the investment in SecuRay was $0, the company discontinued the application of the equity method and no losses were provided for during the six months ended June 30, 2006, and the years ended December 31, 2005 and 2004. During the years ended December 31, 2005 and 2004, SecuRay incurred losses of, $373,000 and $19,000, respectively, from operations. The Company’s respective 20% share of the losses were $75,000 and $4,000 for the years ended December 31, 2005 and 2004, respectively. Securay’s financial statements for the six months ended June 30, 2006 is not currently available.

Note 11 – Commitments

During the year ended December 31, 2004, the Company entered into a new two-year non-cancelable operating lease agreement that will provide the Company with additional office space at Santa Clara, California. Total monthly rent expenses were approximately $4,000. The lease agreement required a non-interest bearing deposit of $4,000, which is refundable upon the end of the lease at year end December 31, 2006. During the six months ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004, office lease expenses were approximately $25,000, $24,000, $53,000 and $39,000, respectively.

Note 12 – Notes Payable

On June 28, 2005, a shareholder loaned the Company $170,000. The loan is unsecured and payable in one year and accrues interest at LIBOR plus one percent adjusted quarterly. At the election of the Company the loan may be paid by the issuance of common stock valued at $0.40 per share.

On October 17, 2005, the Company entered into a secured note agreement with an unrelated party for $200,000. The loan was payable within 90 days of the date of the note and accrues interest at the lower of (1) ten percent, per annum compounded daily; or (2) the highest lawful rate, as defined in the agreement. The note was secured by a continuing first priority security interest on certain Company’s assets.

On June 30, 2006, a shareholder loaned the Company an additional $300,000. The Company used the shareholder loan to pay the note payable to an unrelated party of $200,000 that was signed on October 17, 2005.

Note 13 – Subsequent Event

On July 10, 2006, the Company sold certain of the assets, rights, and business to RAE Systems, Inc., a Delaware corporation. The purchase price of the assets, rights, and business of the Company was $2,000,000, which was primarily based on an arm’s length comparable offer.